UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
________________
 FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

February 4, 2019
(Date of Report, Date of Earliest Event Reported)

Stage Stores, Inc.
(Exact Name of Registrant as Specified in Charter)

1-14035
(Commission File Number)

NEVADA (State or Other Jurisdiction of Incorporation)	91-1826900 (I.R.S. Employer Identification No.)

2425 West Loop South, Houston, Texas (Address of Principal Executive Offices)	77027 (Zip Code)

(800) 579-2302
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

☐

Item 1.01	Entry into a Material Definitive Agreement.

On February 4, 2019, Stage Stores, Inc. (the “Company”) entered into an Employment Agreement with Jason T. Curtis, who will serve as Executive Vice President, Chief Financial Officer and Treasurer.  A brief description of the terms and conditions of the Employment Agreement is found in Item 5.02 of this Form 8-K.  A copy of the Employment Agreement will be filed as an Exhibit to the Company’s Form 10-K for the current fiscal year ending February 2, 2019.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(c)    Appointment of Principal Financial Officer

On February 4, 2019, Jason T. Curtis was appointed Executive Vice President, Chief Financial Officer and Treasurer of the Company on a permanent basis. As Chief Financial Officer, Mr. Curtis will oversee the Company’s accounting, internal and external financial reporting, tax, investor relations, financial planning and analysis, loss prevention, and treasury operations. He had served in those capacities on an interim basis since August 10, 2018.

Mr. Curtis, age 43, has been with Stage since 2011, most recently serving as its Interim Chief Financial Officer from August 2018 to present. Prior to that, he served as Senior Vice President, Finance and Credit from March 2017. Mr. Curtis also held the roles of Group Vice President, Finance and Credit from May 2016 to March 2017, Vice President, Finance and Accounting from November 2013 to April 2016, and Vice President, Finance and Treasurer from May 2011 to November 2013. Prior to joining Stage, Mr. Curtis served in various financial roles at Belk, Inc. and The May Department Stores Company. Mr. Curtis earned his undergraduate degree from the University of Pittsburgh.

Among others, Mr. Curtis’ Employment Agreement contains the following terms and conditions:

1. Term.  The initial term of the Employment Agreement is thirty-six (36) months (the “Initial Term”). Upon the expiration of the Initial Term or any Renewal Period (as hereafter described), the term of Mr. Curtis’ employment will automatically be extended for an additional thirty-six (36) month period (a “Renewal Period”), unless either the Company or Mr. Curtis notifies the other party in writing at least thirty (30) days prior to the expiration of the Initial Term or the then current Renewal Period that the Employment Agreement will not be extended upon its expiration.

2. Base Salary.  Mr. Curtis will receive a base salary of $360,000 per year, or such other rate as the Company’s Board of Directors (the “Board”) may designate from time to time (the “Base Salary”). Mr. Curtis’ performance will be evaluated annually, generally in March. Any future salary increases will be based on his individual performance and will be approved by the Board in its sole discretion.

3. Performance Bonus. Mr. Curtis will be eligible for an annual performance bonus award.  His current annual bonus target is 60% of the Base Salary and his maximum bonus amount is 120% of the Base Salary. The award of any bonus will be based upon financial earning parameters which will be determined by the Board in its sole discretion.

4. Medical, Dental and Other Benefits. Mr. Curtis is eligible to enroll and participate in any and all benefit plans the Company provides to its executive officers and employees.

5. Automobile Allowance.  The Company will provide Mr. Curtis with an automobile allowance in the amount of $1,000 per month to be allocated in his discretion, or such other amounts designated by the Board in its sole discretion.

6. Financial Planning Allowance.  The Company will reimburse Mr. Curtis for any expenses incurred by him in connection with the preparation of taxes, estate planning or financial counseling up to a maximum of $5,000 per year, or such other annual amount designated by the Board in its sole discretion.

7. Severance Benefits.  Mr. Curtis is entitled to certain severance benefits as set forth in the Employment Agreement in the event that he resigns for good reason or the Company terminates his employment without good cause. Upon termination, he will be entitled to receive: (i) any Base Salary earned and unpaid, and fringe benefits described in the Employment Agreement accrued and unpaid, through the date of the termination; (ii) one (1) times the aggregate of: (x) his Base Salary plus (y) his annual bonus target amount (currently 60% of Base Salary); and (iii) any performance bonus (currently 60% of Base Salary) for the fiscal year in which the termination occurs pro-rated through the date of the termination; provided, however, Mr. Curtis will not receive any portion of the performance bonus unless the Board determines in good faith that he would have been entitled to receive any performance bonus for the fiscal year in which the termination occurred.  These severance payments will be paid in a lump sum.

8. Change in Control. In the event a change in control occurs and during the period beginning six (6) months before the change in control and ending twenty-four (24) months after the change in control: (i) the Employment Agreement is terminated by the Company or its successor without good cause; or (ii) the Employment Agreement is terminated by Mr. Curtis with good reason, Mr. Curtis will be entitled to receive, and Company or its successor will be obligated to pay: (i) any Base Salary earned and unpaid, and fringe benefits accrued and unpaid, through the date of the change in control or termination; (ii) two (2) times the aggregate of (x) his Base Salary plus (y) his annual bonus target (currently 60% of Base Salary); (iii) any performance bonus (currently 60% of Base Salary) for the fiscal year in which the change in control or termination occurs pro-rated through the date of the change in control or termination.

Item 8.01	Other Events.
 On February 4, 2019, the Company issued a news release announcing the appointment of Jason Curtis as Executive Vice President, Chief Financial Officer and Treasurer. A copy of the news release is attached to this Form 8-K as Exhibit 99.1.
Item 9.01    Financial Statements and Exhibits
(d)    Exhibits

99.1	Stage Stores, Inc. news release dated February 4, 2019.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

STAGE STORES, INC.

Date: February 7, 2019	/s/ Richard E. Stasyszen
Richard E. Stasyszen
Senior Vice President, Finance and Controller